EXHIBIT 99.1

Alta Mesa Announces First Quarter 2017 Financial Results and Operational Update

HOUSTON, May 11, 2017 (GLOBE NEWSWIRE) -- Alta Mesa Holdings, LP announced its financial results for the first quarter of 2017 and provided highlights of its recent operations. A conference call to discuss these results is scheduled for today at 2 p.m. Central time (888-347-8149).

Financial and operational highlights of note for the quarter include the following:

  Net income totaled $24.9 million, compared to a net loss of $24.2 million for Q1-2016
  Adjusted EBITDAX totaled $40.1 million, up 29% from $31.1 million in Q1-2016
  Average daily production was 24.7 MBOE/d, up 35% from 18.3 MBOE/d in Q1-2016
  Production in the STACK up 75% to 19.3 MBOE/d from 11.0 MBOE/d in Q1-2016
  Production mix is 68% oil and natural gas liquids

Financial and Production Highlights

Net income for the first quarter of 2017 was $24.9 million, compared to a net loss of $24.2 million for the first quarter of 2016. The difference in net income/loss between the two periods was primarily due to higher revenue and lower interest expense and general and administrative expense, partially offset by higher marketing and transportation expense and exploration expense.

Adjusted earnings before interest, income taxes, depreciation, depletion and amortization and exploration costs ("Adjusted EBITDAX") for the first quarter of 2017 was $40.1 million compared to $31.1 million for the first quarter of 2016, an increase of 29%. Adjusted EBITDAX for the first quarter of 2017 is within the previous guidance for Q1-2017 of $38 to $41 million. The change in Adjusted EBITDAX between the two periods is, in part, a result of higher production and commodity prices, lower interest expense and lower general and administrative expense, partially offset by an increase in marketing and transportation expense. Adjusted EBITDAX for the second quarter of 2017 is expected to range between $37 and $40 million. *Adjusted EBITDAX is a Non-GAAP financial measure and is described in the attached table under “Non-GAAP Financial Information and Reconciliation.”

Total Company production volumes in the first quarter of 2017 totaled 2.2 MMBOE, or an average of 24.7 MBOE per day, compared to 1.7 MMBOE or 18.3 MBOE per day in the first quarter of 2016. Production for the first quarter was within the previous guidance for Q1-2017 of 23 to 25 MBOE per day. The increase in production is primarily a result of the continued successful development of Alta Mesa’s STACK play in Kingfisher County, Oklahoma. Production in the second quarter of 2017 is expected to average between 24 and 26 MBOE per day. The Company’s total production mix was 68% oil and natural gas liquids (80% oil, 20% liquids) for the first quarter 2017.

Oil, natural gas and natural gas liquids revenues for the first quarter of 2017 totaled $79.6 million compared to $38.0 million in the first quarter of 2016. The change in revenues between the two periods was due primarily to the increase in commodity prices and an increase in oil, natural gas and natural gas liquids production. Realized prices for oil (including settlements of derivative contracts) for the first quarter of 2017 were $48.28 per barrel, compared to $53.21 per barrel in the first quarter 2016. Realized prices for natural gas liquids (including settlements of derivative contracts) for the first quarter 2017 were $24.32 per barrel compared to $11.26 per barrel in the first quarter 2016. Realized prices for natural gas (including settlements of derivative contracts) in the first quarter 2017 were $2.91 per MCF, compared to $2.44 per MCF in first quarter 2016. Alta Mesa has an active hedging program. Currently the Company has hedged approximately 57% of its forecasted production of proved developed producing reserves through 2019 at weighted average annual floor prices ranging from $49.30 per Bbl to $51.67 per Bbl for oil to $3.15 per MMBtu to $4.50 per MMBtu for natural gas.

Production costs, which includes lease operating expense, marketing and transportation expense, production and ad valorem taxes and workover expenses, in the first quarter of 2017 were $28.2 million, or $12.72 per BOE, compared to $22.3 million, or $13.40 per BOE in the first quarter of 2016. The increase between the two periods is primarily related to an increase in marketing and transportation expense due to increased production.

General and administrative expense in the first quarter of 2017 was $9.7 million compared to $10.2 million in the first quarter of 2016. The difference in general and administrative expense between the two periods is primarily due to lower legal fees, offset in part by increased information system fees and engineering consulting fees.

Operational Highlights

STACK Play, Oklahoma

In Alta Mesa’s Oklahoma STACK play, the Company has assembled a highly contiguous leasehold position which has grown from approximately 45,000 net acres in early 2015 to over 100,000 net acres at the end of the first quarter of 2017. The Company is currently operating six horizontal drilling rigs, targeting the Mississippian-age Osage, Meramec, and Manning formations and the Pennsylvanian-age Oswego formation.

In the first quarter of 2017, the Company completed 25 horizontal wells in the Osage formation. The Company had 35 horizontal wells in progress as of the end of the first quarter of 2017, seven of which were completed subsequent to the end of the quarter. Fourteen of the wells in progress for the first quarter of 2017 were funded through the Company’s Joint Development Agreement with Bayou City Energy Management. The Company has allocated approximately 95% of its 2017 capital expenditure budget, including acquisitions, to the STACK. Capital expenditures for this area in the first quarter of 2017 were $58.3 million out of the total Company expenditures of $60.6 million.  Average daily production for this core area in the first quarter of 2017 was approximately 19.3 MBOE per day (70% oil and natural gas liquids), an increase of 75% compared to 11.0 MBOE per day in the first quarter of 2016.

Weeks Island

The Weeks Island Area, located in Iberia and St. Mary Parish, Louisiana consists of the historically prolific Weeks Island and Cote Blanche Island fields. As of the end of 2016, Alta Mesa had a 96% average working interest in a total of 57 gross producing wells. Average daily production from the Weeks Island Area in the first quarter of 2017 was approximately 2,300 BOE per day.

Conference Call Information

Alta Mesa invites you to listen to its conference call which will discuss its financial and operational results at 2:00 p.m., Central time, on Thursday, May 11, 2017. If you wish to participate in this conference call, dial 888-347-8149 (toll free in US/Canada) or 412-902-4228 (for International calls), five to ten minutes before the scheduled start time. A webcast of the call and any related materials will be available on Alta Mesa’s website at www.altamesa.net. Additionally, a replay of the conference call will be available for one week following the live broadcast by dialing 844-512-2921 (toll free in US/Canada) or 412-317-6671 (International calls), and referencing Conference ID #10106669.

Alta Mesa Holdings, LP is a privately held company engaged primarily in onshore oil and natural gas acquisition, exploitation, exploration and production whose focus is to maximize the profitability of our assets in a safe and environmentally sound manner.  We seek to maintain a portfolio of lower risk properties in plays with known resources where we identify a large inventory of lower risk drilling, development, and enhanced recovery and exploitation opportunities. Our core properties are located in Oklahoma and Louisiana. We maximize the profitability of our assets by focusing on sound engineering, enhanced geological techniques including 3-D seismic analysis, and proven drilling, stimulation, completion, and production methods. Alta Mesa Holdings, LP is headquartered in Houston, Texas.

Safe Harbor Statement and Disclaimer

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, regarding Alta Mesa’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects, plans and objectives of management are forward-looking statements. When used in this press release, the words “could”, “should”, “will”, “play”, “believe”, “anticipate”, “intend”, “estimate”, “expect”, “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on Alta Mesa’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Forward-looking statements may include statements about Alta Mesa’s: business strategy; reserves quantities and the present value of its reserves; financial strategy, liquidity and capital required for its development program;  future oil and natural gas prices; timing and amount of future production of oil and natural gas; hedging strategy and results; future drilling plans; marketing of oil and natural gas; leasehold or business acquisitions; costs of developing its properties; liquidity and access to capital; uncertainty regarding its future operating results; and plans, objectives, expectations and intentions contained in this press release that are not historical. Alta Mesa cautions you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond its control, incident to the exploration for and development and production of oil and natural gas. These risks include, but are not limited to, commodity price volatility, low prices for oil and/or natural gas, global economic conditions, inflation, increased operating cost, lack of availability of drilling and production equipment and services, environmental risks, weather risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating oil and natural gas reserves and in projecting future rates of production, cash flow and access to capital, the timing of development expenditures, and other risks. Reserve engineering is a process of estimating underground accumulations of oil and natural gas that cannot be measured in an exact way. The accuracy of any reserve estimate depends on the quality of available data, the interpretation of such data and price and cost assumptions made by reservoir engineers. Specifically, future prices received for production and costs may vary, perhaps significantly, from the prices and costs assumed for purposes of these estimates.  Prices for oil or gas began a severe decline in the third quarter of 2014 current prices for oil are significantly less than they were prior to the decline. Sustained lower prices will cause the twelve month weighted average price to decrease over time as the lower prices are reflected in the average price, which may result in the estimated quantities and present values of Alta Mesa’s reserves being reduced. In addition, the results of drilling, testing and production activities may justify revisions of estimates that were made previously. If significant, such revisions would change the schedule of any further production and development drilling. Accordingly, reserve estimates may differ significantly from the quantities of oil and natural gas that are ultimately recovered. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, Alta Mesa’s actual results and plans could differ materially from those expressed in any forward-looking statements. All forward-looking statements, expressed or implied, included in this press release are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that we may issue. Except as otherwise required by applicable law, Alta Mesa disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release.

ALTA MESA HOLDINGS, LP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

	(in thousands)
OPERATING REVENUES AND OTHER
Oil	$59,345	$31,244
Natural gas	12,685	4,691
Natural gas liquids	7,619	2,105
Other revenues	116	127
Total operating revenues	79,765	38,167
Gain on sale of assets	—	2,648
Gain on derivative contracts	30,242	10,815
Total operating revenues and other	110,007	51,630
OPERATING EXPENSES
Lease and plant operating expense	17,736	17,125
Marketing and transportation expense	6,043	1,415
Production and ad valorem taxes	3,068	2,395
Workover expense	1,383	1,397
Exploration expense	8,142	3,286
Depreciation, depletion, and amortization expense	24,804	21,493
Impairment expense	1,220	1,764
Accretion expense	572	539
General and administrative expense	9,748	10,183
Total operating expenses	72,716	59,597
INCOME (LOSS) FROM OPERATIONS	37,291	(7,967)
OTHER INCOME (EXPENSE)
Interest expense	(12,340)	(16,395)
Interest income	249	206
Total other income (expense)	(12,091)	(16,189)
INCOME (LOSS) BEFORE STATE INCOME TAXES	25,200	(24,156)
Provision for state income taxes	285	1
NET INCOME (LOSS)	$24,915	$(24,157)

ALTA MESA HOLDINGS, LP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2017	2016

	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$5,376	$7,185
Short-term restricted cash	589	433
Accounts receivable, net of allowance of $895 and $889, respectively	42,985	37,611
Other receivables	567	8,061
Receivables due from affiliate	869	8,883
Prepaid expenses and other current assets	13,212	3,986
Derivative financial instruments	3,896	83
Total current assets	67,494	66,242
PROPERTY AND EQUIPMENT
Oil and natural gas properties, successful efforts method, net	764,772	712,162
Other property and equipment, net	9,760	9,731
Total property and equipment, net	774,532	721,893
OTHER ASSETS
Investment in LLC — cost	9,000	9,000
Deferred financing costs, net	2,422	3,029
Notes receivable due from affiliate	10,187	9,987
Deposits and other long-term assets	3,292	2,977
Derivative financial instruments	7,173	723
Total other assets	32,074	25,716
TOTAL ASSETS	$874,100	$813,851
LIABILITIES AND PARTNERS' CAPITAL
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$115,196	$84,234
Advances from non-operators	3,741	4,058
Advances from related party	12,737	42,528
Asset retirement obligations	1,383	376
Derivative financial instruments	3,740	21,207
Total current liabilities	136,797	152,403
LONG-TERM LIABILITIES
Asset retirement obligations, net of current portion	60,988	61,128
Long-term debt, net	585,261	529,905
Notes payable to founder	27,255	26,957
Derivative financial instruments	—	4,482
Other long-term liabilities	6,778	6,870
Total long-term liabilities	680,282	629,342
TOTAL LIABILITIES	817,079	781,745
Commitments and Contingencies
PARTNERS' CAPITAL	57,021	32,106
TOTAL LIABILITIES AND PARTNERS' CAPITAL	$874,100	$813,851

ALTA MESA HOLDINGS, LP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$24,915	$(24,157)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation, depletion, and amortization expense	24,804	21,493
Impairment expense	1,220	1,764
Accretion expense	572	539
Amortization of deferred financing costs	962	934
Amortization of debt discount	—	127
Dry hole expense	—	212
Expired leases	3,333	1,166
Gain on derivative contracts	(30,242)	(10,815)
Settlements of derivative contracts	(1,970)	25,228
Interest converted into debt	298	298
Interest on notes receivable due from affiliate	(200)	(188)
Gain on sale of assets	—	(2,648)
Changes in assets and liabilities:
Restricted cash	(156)	(141,935)
Accounts receivable	(5,374)	2,890
Other receivables	7,494	8,448
Receivables due from affiliate	139	(1,464)
Prepaid expenses and other non-current assets	(9,543)	845
Advances from related party	(29,791)	—
Settlement of asset retirement obligation	(2,394)	(191)
Accounts payable, accrued liabilities, and other liabilities	11,837	15,669
NET CASH USED IN OPERATING ACTIVITIES	(4,096)	(101,785)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(60,589)	(44,435)
NET CASH USED IN INVESTING ACTIVITIES	(60,589)	(44,435)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt	55,065	141,935
Additions to deferred financing costs	(64)	(799)
Capital contributions	7,875	—
NET CASH PROVIDED BY FINANCING ACTIVITIES	62,876	141,136
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,809)	(5,084)
CASH AND CASH EQUIVALENTS, beginning of period	7,185	8,869
CASH AND CASH EQUIVALENTS, end of period	$5,376	$3,785

Prices

Below is a table of average hedged and unhedged prices received by the Company.

Average Prices including settlements of derivative contracts	Q1-2017
Oil (per Bbl)	$48.28
Natural Gas (per Mcf)	2.91
Natural Gas Liquids (per Bbl)	24.32
Combined realized (per BOE)	35.00

Average Prices excluding settlements of derivative contracts	Q1-2017
Oil (per Bbl)	$49.62
Natural Gas (per Mcf)	2.94
Natural Gas Liquids (per Bbl)	25.08
Combined (per BOE)	35.89

*Non-GAAP Financial Information and Reconciliation

Adjusted EBITDAX is a non-GAAP financial measure and as used herein represents net income/(loss) before interest expense, exploration expense, depletion, depreciation and amortization, impairment of oil and natural gas properties, accretion of asset retirement obligations, tax expense, gains/loss on sale of assets and the non-cash portion of gain/loss on oil, natural gas and natural gas liquids derivative contracts. Alta Mesa’s management believes Adjusted EBITDAX is useful because it allows external users of our consolidated financial statements, such as industry analysts, investors, lenders and rating agencies, to more effectively evaluate our operating performance, compare the results of our operations from period to period and against our peers without regard to our financing methods or capital structure and because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures. Adjusted EBITDAX is not a measurement of Alta Mesa’s financial performance under GAAP, and should not be considered as an alternative to net income (loss), operating income (loss) or any other performance measure derived in accordance with GAAP or as an alternative to net cash provided by operating activities as a measure of Alta Mesa’s profitability or liquidity. Adjusted EBITDAX has significant limitations, including that it does not reflect Alta Mesa’s cash requirements for capital expenditures, contractual commitments, working capital or debt service. In addition, other companies may calculate Adjusted EBITDAX differently than Alta Mesa does, limiting its usefulness as a comparative measure. The following table sets forth a reconciliation of net income (loss) as determined in accordance with GAAP to Adjusted EBITDAX for the periods indicated (unaudited in thousands):

	Three Months Ended
	March 31,
	2017	2016
Net income/(loss)	$24,915	$(24,157)
Adjustments to income/(loss):
Provision for income taxes	285	1
Interest expense	12,340	16,395
Unrealized (gain)/loss – derivative contracts	(32,212)	14,413
Exploration expense	8,142	3,286
Depreciation, depletion and amortization	24,804	21,493
Impairment expense	1,220	1,764
Accretion expense	572	539
(Gain) on sale of assets	-	(2,648)
Adjusted EBITDAX	$40,066	$31,086

FOR MORE INFORMATION CONTACT: Lance L. Weaver (281) 943-5597 lweaver@altamesa.net